UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2016, Symantec Corporation (the “Company”) entered into the Second Amendment to Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), and the lenders party thereto (the “Second Amendment”). The Second Amendment amends the Credit Agreement, dated as of September 8, 2010, as previously amended by the First Amendment to Credit Agreement dated June 7, 2012 (the “Credit Agreement”), both by and among the Company, the lenders party thereto and Wells Fargo, as administrative agent, in order to (i) amend the definition of Consolidated EBITDA in the Credit Agreement to account for the Company’s sale of its Veritas information management business, and related expenses, and (ii) amend the Consolidated Leverage Ratio in the Credit Agreement from 3.0:1.0 to 3.25:1.0.

The description of the Second Amendment contained herein is qualified in its entirety by reference to the Second Amendment, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.01	Second Amendment to Credit Agreement, dated March 11, 2016, by and among the Company, Wells Fargo Bank, National Association, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 16, 2016	By:	/s/ SCOTT C. TAYLOR
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.01	Second Amendment to Credit Agreement, dated March 11, 2016, by and among the Company, Wells Fargo Bank, National Association, and the lenders party thereto.

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